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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-4 (No. 333-101304) and Form S-8 (Nos. 333-58922, 333-61573, 333-72014, 333-85383, 333-87810, 333-100114, 333-100115, 333-103323, 333-106487, 333-111131, 333-146431 and 333-153661) of Activision Blizzard, Inc. of our report dated March 1, 2010 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
March 1, 2010

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM